SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )

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          14a-6(e)(2))

|_|       Definitive Proxy Statement

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|X|       Soliciting Material Pursuant toss.240.14a-12



                               Prime Retail, Inc.

                (Name of Registrant as Specified In Its Charter)

                                ----------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 22, 2003, Prime Retail, Inc. (the "Company") announced in a press release that it will hold a special meeting of stockholders (the "Special Meeting") on Thursday, October 30, 2003 in Baltimore, Maryland. The purpose of the Special Meeting will be to consider and approve the previously announced agreement under which the Company will be acquired by an affiliate of The Lightstone Group, LLC, a New Jersey-based real estate company. The record date for the Special Meeting is September 23, 2003.

FOR IMMEDIATE RELEASE                      FOR MORE INFORMATION CALL
                                           Prime Retail, Inc.:
September 22,  2003                        Investors:   Robert A. Brvenik
                                                        President and Chief
                                                        Financial Officer
                                                        (410) 234-1750

                                           Media:    Steven A. Sless
                                                     Director - Public Relations
                                                     (410) 234-8333





          PRIME RETAIL ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO BE
           OCTOBER 30, 2003, WITH A RECORD DATE OF SEPTEMBER 23, 2003


     BALTIMORE -- Prime Retail, Inc. (the "Company") (OTC Bulletin Board: PMRE, PMREP, PMREO) announced today that it will hold a special meeting of stockholders (the "Special Meeting") on Thursday, October 30, 2003 in Baltimore, Maryland. The purpose of the Special Meeting will be to consider and approve the previously announced agreement under which the Company will be acquired by an affiliate of The Lightstone Group, LLC, a New Jersey-based real estate company (the "Acquisition"). The record date for the Special Meeting is September 23, 2003. Accordingly, our common stockholders and preferred stockholders of record as of the close of business on September 23, 2003 will be entitled to notice of, and vote at, the Special Meeting.

     Prime Retail is a self-administered, self-managed real estate investment trust engaged in the ownership, leasing, marketing and management of outlet centers throughout the United States. Prime Retail currently owns and/or manages 36 outlet centers totaling approximately 10.2 million square feet of GLA. Prime Retail also owns 154,000 square feet of office space. Prime Retail has been an owner, operator and a developer of outlet centers since 1988. For additional information, visit Prime Retail's website at www.primeretail.com.

Some of the statements contained herein which are not statements of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes," "expects," "anticipates," "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission. Prime Retail accepts no responsibility for updating forward-looking statements.

INVESTOR NOTICE

     Prime Retail plans to file with the SEC a proxy statement and other relevant documents concerning the Acquisition. Investors of Prime Retail are urged to read the proxy statement when it is filed and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents, when they become available, free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Prime Retail free of charge by accessing the Company's website at www.primeretail.com or by requesting such documents in writing from Prime Retail, Inc., 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202 or by telephone at (410) 234-0782.

     Prime Retail, its directors and executive officers and certain of Prime Retail's employees may be deemed to be participants in the solicitation of proxies from the stockholders of Prime Retail in connection with the Acquisition. These participants may have interests in the Acquisition, if consummated, including interests resulting from holding equity interests in Prime Retail or its operating partnership. Information about the interests of directors and executive officers of Prime Retail and their ownership of securities of Prime Retail will be set forth in the proxy statement.

     Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.